SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Networks North, Inc.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      4.    Date Filed:

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

                              NETWORKS NORTH, INC.
                                 14 Meteor Drive
                                Toronto, Ontario
                                 Canada M9W 1A4

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 August 31, 2000

To the Shareholders of Networks North, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of Networks North, Inc., a New York corporation (the "Company"), will be held at 10:00 a.m., local time, on August 31, 2000, at the offices of the Company, 14 Meteor Drive, Toronto, Ontario, Canada M9W 1A4, for the following purposes:

            (a) To elect a seven member Board of Directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

            (b) To approve the sale of US$3,000,000 of Convertible Debentures to VC Advantage Fund Limited Partnership ("VC Advantage Fund") upon the terms and conditions described in the attached Proxy Statement.

            (c) To consider and act upon a proposal to increase the number of shares of the Company's Common Stock that are subject to the Stock Option Plan.

            (d) To ratify the Board of Directors' selection of auditors, Ernst & Young, Chartered Accountants;

            (e) To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business on July 3, 2000 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Dated: July 24, 2000                         By Order of the Board of Directors,


                                             Mark Truman, Secretary

SHAREHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

      It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                             NETWORKS NORTH, INC.
                                14 Meteor Drive
                               Toronto, Ontario
                                Canada  M9W 1A4
                                (416) 675-6666

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                August 31, 2000

                                                                 July 24, 2000


      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Networks North, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held on August 31, 2000, and at any adjournment thereof (the "Annual Meeting"). Further, solicitation of proxies may be made personally, or by telephone or telegraph, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

      All shares represented at the Annual Meeting by proxies will be voted provided that such proxies are properly signed and dated. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election as directors of the nominees listed below, FOR the ratification of the sale of US$3,000,000of Convertible Debentures to VC Advantage Fund , FOR approval of the increase in number of shares of the Company's Common Stock that are subject to the Stock Option Plan from 1,000,000 Shares to 20% of the Company's Common Stock outstanding, on a fully diluted basis, at the time of granting of such option shares and FOR the ratification of the Board of Directors' selection of auditors.

      Any shareholder executing and returning a proxy has the power to revoke such proxy at any time prior to the voting thereof by: (a) written notice to the Secretary of the Company at the Company's headquarters delivered prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Annual Meeting.

      A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 1999 (the "1999 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about July 24, 2000) to all shareholders of record at the close of business on July 3, 2000. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

                                VOTING SECURITIES

      Only shareholders of record at the close of business on July 3, 2000 are entitled to vote at the Annual Meeting. The total number of shares of common stock, par value $.0467 per share (the "Common Stock"), of the Company, issued, outstanding and entitled to be voted on the record date was 2,894,653 shares. Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting.1 In addition, the Company has outstanding 900,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company. In accordance with the terms of the Certificate of Designation by which the Preferred Stock was authorized, as modified by action of the Company's Board Of Directors, holders of Preferred Stock are entitled (after giving effect to the Stock Splits) to one vote for every three shares of Preferred Stock held of record as of the record date for the Annual Meeting. Accordingly, there will be 2,894,653 shares (2,894,653 votes) of Common Stock and 900,000 shares (300,000 votes) of Preferred Stock, or an aggregate of 3,194,653 votes available to be cast at the Annual Meeting. The holders of a majority of the outstanding votes (i.e., 1,597,327 votes) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with the Company's Certificate of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast, the ratification of the sale of US$3,000,000 of Convertible Debentures to VC Advantage Fund, the ratification of the increase in the number of shares of the Company's common stock that are subject to the Stock Option Plan and the ratification of the Board of Directors' selection of auditors shall be by a majority of the votes cast.

--------------
(1) On August 15, 1996, September 30, 1992 and September 4, 1990, the Company effectuated three for two (3:2), one for seven (1:7) and one for ten (1:10) stock splits, respectively, of the Common Stock (the "Stock Splits"). Throughout this Proxy Statement, all references to shares of Common Stock refer to shares of Common Stock as adjusted to reflect the effectuation of the Stock Splits

Shares Held By Directors and Named Executive Officers

      Set forth in the table below is information concerning the ownership, as of the close of business on July 3, 2000, of the Common Stock by the Company's directors and Named Executive Officers(1) and all directors and present executive officers as a group (assuming all outstanding Preferred Stock is converted to Common Stock).

--------------------------------------------------------------------------------
                                     Amount and Nature of
Name                                Beneficial Ownership             Percent (1)
----                                ---------------------            -----------
--------------------------------------------------------------------------------
Cameron Chell (2)...................          462,894 (3)                 14.49%
Peter Rona (4)......................          537,500 (5)                 15.79%
Don Pagnutti........................           22,500 (6)                  0.69%
Adrian P. Towning...................           11,250 (7)                  0.85%
Frank Killoran......................              0                        0
David Bolink (8)....................          462,894 (9)                 14.49%
Gordon Herman.......................              0                        0
Mark Truman.........................           22,500 (10)                 0.69%

--------------------------------------------------------------------------------
All directors and executive officers
as a group (8 persons)..............        1,056,644                     46.5%

--------------------------------------------------------------------------------

      (1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

      (2) The address for Cameron Chell is 500, 630 8th Avenue SE, Calgary, AB T2P 1G6, Canada.

      (3) Represents the shares owned by Chell.com Ltd. of which Cameron Chell is the sole Shareholder, Chairman and Chief Executive Officer.

      (4) The address for Peter Rona is c/o Networks North, Inc., 14 Meteor Drive, Toronto, Ontario, Canada M9W 1A4.

-----------------------

(2) The term "Named Executive Officers" includes all persons who served as Chief Executive Officer of the Company at any time during the Company's fiscal year ended August 31, 1999 (the "1999 Fiscal Year") and the four highest paid individuals whose total compensation exceeded $100,000 for the 1999 Fiscal Year and who were serving as executive officers of the Company at the end of the 1999 Fiscal Year.

      (5) Includes (a) 300,000 shares of Common Stock issuable upon conversion of the 900,000 shares of Convertible Preferred Stock held of record by Anor Management, Ltd. ("Anor"), (b) 30,000 common shares owned by Mr. Rona and (c) 207,500 common shares issuable upon the exercise of certain options. Mr. Rona is the President, sole director and sole shareholder of Anor.

      (6) Represents shares issuable upon the exercise of certain options granted to Mr. Pagnutti by the Company

      (7) Includes 7,250 shares issuable upon the exercise of options granted to Mr. Towning by the Company

      (8) The address for David Bolink is 500, 630 8th Avenue SE, Calgary, AB T2P 1G6, Canada.

      (9) Represents the shares owned by Chell.com Ltd of which David Bolink is the President and Chief Operating Officer.

      (10) Represents shares issuable upon the exercise of options granted to Mr. Truman by the Company.

Shares Held by Certain Other Shareholders

      The following table sets forth, as of the close of business on July 3, 2000, certain information with respect to each person who is known to the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, other than the directors set forth in the Directors and Named Executive Officers Ownership Table above.


--------------------------------------------------------------------------------
                                Amount and Nature of
Name and Address                Beneficial Ownership (1)       Percent (1)
----------------                ------------------------       -----------0
--------------------------------------------------------------------------------
Chell.com  (2)
500, 630 8th Avenue SE
Calgary, AB T2P 1G6
Canada  .......................  462,894                       14.49%

Hammock Group Ltd.
Penthouse Suite
129 Front Street
Hamilton, Bermuda, HM 12.......  462,893                       14.49%

Anor Management Ltd.
c/o Peter Rona
Networks North, Inc.
14 Meteor Drive
Toronto, Ontario
Canada M9W 1A4................   300,000 (2)                    9.39%

--------------------------------------------------------------------------------

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Represents 300,000 shares of Common Stock issuable upon conversion of the 900,000 shares of Convertible Preferred Stock held of record by Anor Management Ltd. The 900,000 shares of Convertible Preferred Stock have the equivalent voting power to 300,000 shares of Common Stock.


Voting by Directors and Executive Officers

      It is anticipated that the directors and the Named Executive Officers of the Company will vote, FOR the nominees to the Board of Directors, FOR the ratification of the sale of US$3,000,000 of Convertible Debentures to VC Advantage Fund, FOR the increase in the number of shares of the Company's common stock that are subject to the Stock Option Plan and FOR ratification of the Board of Directors' selection of auditors. Such directors and executive officers, and their affiliates, hold 24.82% of the votes entitled to be cast at the Annual Meeting.

                              ELECTION OF DIRECTORS

      The individuals named in the enclosed form of proxy will vote, if so authorized, FOR the persons named below as directors of the Company, each of whom has served as a director of the Company for the periods so indicated. Each such person is to be elected to hold office until the next succeeding Annual Meeting of Shareholders and until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.

--------------------------------------------------------------------------------
Name               Age    Principal Positions with the Company    Director Since
----               ---    ------------------------------------    --------------
David Bolink       31     Director of the Company                      2000
Cameron Chell      31     Chairman of the Board of Directors of        2000
                          the Company
Gordon Herman      41     Director of the Company                      2000
Frank Killoran     41     Director of the Company                      2000
Don Pagnutti       50     Executive Vice President, Chief              1987
                          Financial Officer and
                          Chief Operating Officer
Peter Rona         53    President, Chief Executive Officer and        1987
                          Director or the Company
                          of the Company
Adrian P. Towning  55    Director of the Company                       1994
Mark Truman        46    Secretary of the Company                       N/A

--------------------------------------------------------------------------------

David Bolink is a managing director of Chell.com, a technology strategy bank, and served as Chell.com's first President from December 1999 to July 2000. Mr. Bolink served as Director of Business Management of Future Link Distribution Corp ("FutureLink"), an application service provider and a provider of server-based computing services, from May 1998 to December 1999. Mr. Bolink also served as Business Manager of Edmonton Society for Christian Education, a Financial Management Company from May 1996 to May 1998. From February 1989 to May 1996 Mr. Bolink served as Asset Manager of Wilson Holdings, a property and financial management company.

Cameron Chell is the sole shareholder, Chairman and Chief Executive Officer of Chell.com. Mr. Chell is founder of the Application Service Provider ("ASP") Consortium and Futurelink Corp. ("FutureLink") (NASDAQ:FTRL). He served as FutureLink's President, CEO and Chairman from 1997-1999. Mr. Chell is also a Director and Shareholder of VC Advantage Limited, the general partner of VC Advantage Fund Limited Partnership. He is Chairman and founder of C Me Run Corp. and is a cofounder of JAWS Technologies Inc. (NASDAQ:JAWZ), a provider of information security consulting services and software solutions. He is also Chairman of the Board of Directors of Engyro and cDemo. Previously, Mr. Chell worked in corporate finance in the private sector. Mr. Chell worked as a stockbroker at Mc Dermid St. Lawrence Securities Ltd. from 1994 to 1997. On November 6, 1998 Mr. Chell entered into a Settlement

Agreement with the Alberta Stock Exchange to resolve a pending investigation into Mr. Chell's alleged breaches of Alberta Stock Exchange rules and bylaws. As part of the Settlement Agreement, Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure or compliance relating to various offers and sales of securities, and Mr. Chell was prohibited from receiving Alberta Stock Exchange approval in any capacity for a five year period, subjected to a fine of CDN$25,000 and a three year period of enhanced supervision.

Gord Herman is Mr. Herman is a managing director of Chell.com since June, 2000. Mr. Herman is currently the Chairman /President of Madison Companies Ltd., a CDNX listed company focused on acquiring small to medium sized facilities management companies since 1997. From 1992 -1998, Mr. Herman was the President/ owner - Harding Hall & Graburne Insurance Inc., a property and casualty insurance broker. From 1996 - 1998, Mr. Herman was the Vice President, Western Canada - Acquisitions, at Equisure Financial Network, a publicly traded (TSE) insurance broker network. From 1988 - 1992, Mr. Herman was the President-General Electric Capital Canada Leasing Inc., Canadian Operations (Canadian Subsidiary of General Electric).

Frank Killoran is President and Chief Operating Officer of National Process Equipment, a Canadian distributor of industrial pumps and compressors. Mr. Killoran is also the President of Chell.com. From June 1993 to January 1998, Mr. Killoran served as President and Chief Operating Officer of Taro Industries Ltd. a Canadian oil and gas services company.

Don Pagnutti has been the Chief Financial Officer of Networks North since September 1998, as well as Executive Vice President and Chief Operating Officer since September 1997. From 1980 to 1996, he worked for Telemedia Communications, a large Canadian media company as Vice President-Radio. From 1996-1997, he worked for Sullivan Entertainment Inc., as Executive Vice President and Chief Financial Officer. Mr. Pagnutti is a Chartered Accountant and has a Masters Degree in Business Administration and a Bachelor of Commerce Degree from the University of Toronto.

Peter Rona has been the President, Chief Executive Officer and a director of the Company since September 1, 1987. In addition, he was the Principal Financial and Accounting Officer from September 1987 to August 1997. He has been President of NTN Interactive Network, Inc. (formerly, NTN Sports, Inc. until 1993) from 1985 to 1991 and February 1993 to September 1999. Mr. Rona has also been the President, sole director and sole shareholder of Anor Management, Ltd., a personal holding company since 1987.

Adrian P. Towning is a private, independent investor in several companies involved in the communications industry. As a result of his investments, he has served as a director of some of these companies, including Medical Communications Corporation ("MCC") (1994 to July 1996). On May 14, 1996, MCC filed a petition under Chapter 7 of the United States Bankruptcy Code and the Bankruptcy Court appointed a Trustee of MCC on July 11, 1996. On July 16, 1996, MCC was dissolved. From 1983 to 1989, he established and managed Anglo-Massachusetts Investments Incorporated, with offices in Boston and London, which was involved in providing financial advice to Europeans.

Mark Truman has been the Controller of the Company since December 1994. Mr. Truman was a consultant for Thompson Healthcare Communications from 1992 until December 1994. He served as Controller of Arthur Andersen & CO. from 1978 to 1992. Mr. Truman graduated from the University of Manitoba with a Bachelor of Commerce and a Bachelor of Science in Agriculture degree and has been a chartered accountant since 1981.

Board Committees and Attendance Records

The Company's Audit and Compensation Committee currently consists of Messrs. Adrian Towning and Frank Killoran. Neither Messrs. Towning nor Messrs. Killoran is an officer or employee of the Company and neither has served in such capacities with the Company in the past.

During the 1999 Fiscal Year, there were four (4) formal meetings of the Board of Directors of the Company. All of the then directors were in attendance.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                  THE ABOVE-LISTED SLATE OF DIRECTOR-NOMINEES

                    RATIFICATION OF THE SALE OF US $3,000,000
                 OF CONVERTIBLE DEBENTURES TO VC ADVANTAGE FUND

      VC Advantage Fund has agreed to purchase US$3,000,000 of Convertible 10% Debentures from the Company pursuant to a term sheet delivered to the Company on April 3, 2000, which is subject to shareholder approval. The financing is in the form of an unsecured convertible debenture due three years from issue. The Convertible Debentures will bear interest of 10% per annum, payable upon conversion, redemption or maturity. Interest is payable in cash or stock at the Company's option. The Convertible Debenture shall be convertible into common stock of the Company, at $3.00 per share, from time to time in such amounts as the Holder may specify any time after the initial close date. If the maximum number of common shares is issued upon conversion of the Debenture, the holder will receive one (1) million common shares of the Company or 23.84% of the issued and outstanding shares of the Company. On the initial close date, the Company shall issue to the Holder, warrants to purchase 50,000 shares of common stock at $3.00 per share. The warrants shall have a term of 4 years. The Company shall file a Registration Statement or Form S-3 covering the common shares underlying the convertible debenture, and the common shares underlying Holder's warrants within 30 days after the Closing Date. The Company shall cause the Registration Statement to be declared effective as soon as possible, and in any event within 90 days after the initial close date. Such registration shall be kept current and effective for the greater period of (i) a period of at least twelve (12) months from the Closing Date and (ii) a period of at least ninety
(90) days after (x) all of the principal and interest of the Debentures shall have been converted into Common Shares or paid, and (y) the Purchaser's Warrant and the Agent's Warrants shall have been fully exercised or expired. If the Registration Statement is not filed within 30 days or declared effective within 90 days, the Company shall pay the Holder, penalties equal to 2% of the outstanding amount per month or pro rated portion thereof, until the Registration Statement is declared effective. Cameron Chell is Chair, a Director and is a shareholder of the General Partner of VC Advantage Fund.

  THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SALE OF US$3,000,000
                 OF CONVERTIBLE DEBENTURES TO VC ADVANTAGE FUND

       RATIFICATION OF A PROPOSAL TO INCREASE THE NUMBER OF SHARES OF THE
          COMPANY'S COMMON STOCK THAT IS SUBJECT TO THE COMPANY'S STOCK
                                  OPTION PLAN.

      The Company proposes to increase the number of shares of the Company's Common Stock subject to such its Stock Option Plan to 20% of the outstanding Common Stock, on a fully diluted basis on the date of the grant, excluding outstanding options.

      The Board of Directors believes that the best interests of the Company will be served by increasing the number of shares available for issuance under the Plan. The Board of Directors believes that awards made under the Existing Plan have enabled the Company to better compete for qualified personnel, to retain such personnel in the employ of the Company, and to motivate such personnel and align their long term interests with those of the stockholders. The Board of Directors further believes that the Plan will continue to accomplish those goals. To remain competitive in attracting and retaining qualified employees and to continue to provide such employees proper motivation and incentives, the Board of Directors believes that the proposed increase in the number of common shares of the Company that are subject to the Stock Option Plan should be approved.

      THE BOARD RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT IS SUBJECT TO THE COMPANY'S STOCK
                                  OPTION PLAN

          RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

      Subject to shareholder ratification, the Board has selected Ernst & Young, Chartered Accountants, as independent auditors for the fiscal year ending August 31, 2000, and until its successor is selected. Ernst & Young has audited the Company's financial statements for each of the Company's fiscal years ended August 31, since 1995. No representative of Ernst & Young is expected to be present at the Annual Meeting, and accordingly it will not have an opportunity to make a statement or be available to answer questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                   BOARD OF DIRECTORS' SELECTION OF AUDITORS

                             MANAGEMENT REMUNERATION

General

      The Company compensates its employees and directors in Canadian dollars ("Cdn$"). The amounts provided in the Compensation Table below, along with other disclosures on transactions with the Company's directors and officers, are set forth in U.S. dollars ("US$"). For information concerning the applicable exchange rates, see "Exchange Rates."

Summary Compensation Table

      The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended August 31, 1999 to the Company's Named Executive Officer.

--------------------------------------------------------------------------------
                                                                    Long-Term
                                                                    Compensation
--------------------------------------------------------------------------------
                                  Annual
                                  Compensation                      Awards
--------------------------------------------------------------------------------
                                                      Other Annual  Securities
Name and Principal    Year Ended  Salary      Bonus   Compensation  Underlying
Position              August 31   ------      -----   ------------  Options
--------              ---------                                     -------
--------------------------------------------------------------------------------
Peter Rona,             1999      US$112,158  US$20,573       -0-       30,000
President and Chief     1998         117,044     22,907       -0-       40,000
Executive Officer       1997         119,103     34,030       -0-       25,000

--------------------------------------------------------------------------------

      During the three year period ended August 31, 1999, the Company did not grant any restricted stock awards or stock appreciation rights. Additionally, all of the Company's group life, health, hospitalization, medical reimbursement or relocation plans, if any, do not discriminate in scope, terms or operation, in favor of the Named Executive Officers and are generally available to all salaried employees. Further, no Named Executive Officer received, in any of the periods specified in the Summary Compensation Table, perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive Officer in the fiscal year in which such benefits were received, and no single type of perquisite or other personal benefits exceeded 25% of the total perquisites and other benefits reported for the Named Executive Officer in the applicable fiscal year.

Option Grants Table

      The following table sets forth (a) the number of shares underlying options granted to each Named Executive Officer during the 1999 Fiscal Year, (b) the percentage the grant represents of the total number of options granted to all Company employees during the 1999 Fiscal Year, (c) the per share exercise price of each option, (d) the expiration date of each option, and (e) the potential realized value of each option based on: (i) the assumption of a five (5%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term, and (ii) the assumption of a ten (10%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term.

-------------------------------------------------------------------------------
                                                          Potential
                                                          Realized
                                                          Value at
                                                          Assumed
                                                          Rates of
                                                          Stock
                                                          Price
                                                          Appreciation
                                                          for Option
                                                          Term
--------------------------------------------------------------------------------
Name         Number of  Percentage  Exercise  Expiration  5%          10%
-----        Shares     of Total    Price     Date        --          ---
             Underlying Options     -----     -----
             Options    Granted to
             Granted    Employees
             -------    in Fiscal
                        Year
                        ----
--------------------------------------------------------------------------------
Peter Rona   30,000     14.6%       US$2.00   11/23/03    US$16,577   US$36,631
--------------------------------------------------------------------------------

Options Exercised and Remaining Outstanding

      Set forth in the table below is information, with respect to each of the Named Executive Officers, as to the (a) number of shares acquired during the 1999 Fiscal Year upon each exercise of options granted to such individual, (b) the aggregate value realized upon each such exercise (i.e., the difference between the market value of the shares at exercise and their exercise price),
(iii) the total number of unexercised options held on August 31, 1999, separately identified between those exercisable and those not exercisable, and
(iv) the aggregate value of in-the-money, unexercised options held on August 31, 1999, separately identified between those exercisable and those not exercisable.


------------------------------------------------------------------------------------------
                                   Number of                   Value of
                                   Unexercised                 Unexercised
                                   Options                     In-the-Money
                                   at August                   Options at
                                   31, 1999                    August 31,
                                                               1999
------------------------------------------------------------------------------------------
Name        Shares      Value      Exercisable  Unexercisable  Exercisable   Unexercisable
----        Acquired    Realized   -----------  -------------  -----------   -------------
            on Exercise --------
            -----------
------------------------------------------------------------------------------------------
Peter Rona  -0-         -0-        157,500      50,000          -0-          -0-
------------------------------------------------------------------------------------------

Director's Remuneration

      Each director, not otherwise a full time employee of the Company, is eligible to receive Cdn$500 for each meeting of the Board of Directors or committee thereof which they attend, along with the reimbursement of their reasonable expenses incurred on the Company's behalf. In addition, each director, not otherwise a full time employee of the Company is eligible to receive 1,500 stock options annually.

Employment Contracts with Named Executive Officers

      NTNIN entered a new employment agreement with Peter Rona, its President and Chief Executive Officer, for a three-year period commencing April 1, 2000 and continuing until March 1, 2003. Mr. Rona is also the President, Chief Executive Officer and a Director of the Company.

      The Rona Employment Agreement provides for a base compensation of Cdn$225,000 with annual increases to be subject to review by the Board of Directors. The fixed remuneration shall be reviewed on each anniversary of employment during the Term in order to determine the amount by which the fixed compensation shall be increased. The review will be undertaken by assessing Mr. Rona's achievement of the over-all objectives established by NTNIN and by having regard to the market rates of remuneration paid in Canada for similar duties and responsibilities. In addition to the fixed remuneration, NTNIN shall pay Mr. Rona a bonus at the end of each year of the term in the event that during the said year the actual net income before taxes of NTNIN as determined by the auditors or accountants of NTNIN using the generally accepted accounting principles applied on a basis consistent with those previous years, equaled or exceeded the projected net income before taxes of NTNIN as determined by the Board of Directors of NTNIN at the commencement of the said year. In addition to the fixed remuneration, the Employer shall give Mr. Rona at no cost to Mr. Rona, such stock options during each year of the term, if any as determined by the board of directors of NTNIN. In the event the Board of Directors determines to provide Mr. Rona with such stock options, the said stock options shall be in the form of options to purchase common shares in the capital stock of the Company.

      In November 1999, NTNIN renewed Don Pagnutti's employment agreement, originally dated August 15, 1997, pursuant to which Mr. Pagnutti shall serve as NTNIN's Executive Vice President and Chief Operating Officer. The agreement provides for an initial base compensation of $Cdn160,000 with annual reviews, together with automobile expenses of $Cdn 9,000. In addition to the fixed remuneration, NTNIN shall pay Mr. Pagnutti a bonus at the end of each year of the term in the event that during the said year the actual net income before taxes of NTNIN as determined by the auditors or accountants of NTNIN using the generally accepted accounting principles applied on a basis consistent with those previous years, equaled or exceeded the projected net income before taxes of NTNIN as determined by the Board of Directors of NTNIN at the commencement of the said year. The agreement further provides that the Company shall grant to Mr. Pagnutti options to purchase a minimum of 15,000 common shares of the Company.

                              CERTAIN TRANSACTIONS

      Set forth below is a description of certain transactions between the Company and its directors, executive officers and beneficial owners of five percent or more of the outstanding Common Stock, or member of the immediate family of any of the foregoing persons, as well as certain business relationships between the Company and its directors, which occurred or existed in the 1999 Fiscal Year.

      The Company provided a U.S. $70,000 loan to Peter Rona, the President and Chief Executive Officer of the Company, on May 20, 1998 which was utilized to pay the Company for the exercise of stock options. The loan is collateralized by a Promissory Note, dated May 20, 1998, in the principal amount of U.S. $70,000. The Promissory Note is due on demand and bears interest, at a specified bank prime rate plus three quarters of one percent.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter, which is to be presented for action at the Annual Meeting. If any matter other than those described above (i.e., election of directors, approval of the sale of US$3,000,000 of Convertible Debentures to VC Advantage Fund, approval of the increase in number of shares of the Company's Common Stock that are subject to the Stock Option Plan and ratification of the Board's selection of auditors) does properly come before the Annual Meeting, the individuals named in the enclosed Proxy will, unless indicated otherwise, vote the shares represented thereby in accordance with their best judgment.

                                 EXCHANGE RATES

      This Proxy Statement contains translations of certain amounts in Canadian dollars ("Cdn$") into United States dollars ("US$") based upon the exchange rate in effect at the end of the period to which the amount relates, or the exchange rate on the date specified. For such purposes, the exchange rate means the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate. The Noon Buying Rate at the end of each of the five years ended August 31, 1999, the average of the Noon Buying Rates on the last day of each month during each of such fiscal years and the high and low Noon Buying Rate for each of such fiscal year's were as follows:

 ------------------------------------------------------------------------------
                    August 31,
                    1999        1998        1997        1996        1995
                    ----        ----        ----        ----        ----
 ------------------------------------------------------------------------------

 At end of period.   Cdn$1.497   Cdn$1.572   Cdn$1.389   Cdn$1.369   Cdn$1.343
 Average for
 period...........       1.495       1.439       1.368       1.363       1.374
 High for period..       1.514       1.577       1.394       1.382       1.419
 Low for period...       1.476       1.410       1.338       1.340       1.341
 ------------------------------------------------------------------------------

             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

      Upon the written request of any shareholder of the Company, as record or beneficial owner, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended August 31, 1999, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to the Corporate Secretary, at the Company's place of business listed above. There will be no charge for the Form 10-K, unless one or more exhibits thereto are requested, in which event the Company's reasonable expenses of furnishing such exhibits may be charged.

                          FUTURE SHAREHOLDER PROPOSALS

      From time to time, shareholders present proposals, which may be the proper subject for inclusion in the Company's Proxy Statement and for consideration at its annual meetings of shareholders. To be considered, proposals must be submitted on a timely basis. Proposals for the next Annual Meeting of Shareholders of the Company must be received by the Company no later than September 15, 2000, for inclusion, if proper, in next year's proxy solicitation materials.

                                     GENERAL

      The Company will pay all of the costs of preparing, assembling and mailing the form of Proxy, Proxy Statement and other materials which may be sent to the shareholders in connection with this solicitation, as well as any costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, telegraph or personal interview for which they will receive no additional remuneration. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them. The Company will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    Mark Truman, Secretary

PROXY                                                                     PROXY

                              Networks North, Inc.

                14 Meteor Drive, Toronto, Ontario, Canada MAW 1A4

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            KNOW ALL MEN BY THESE PRESENT, that the undersigned shareholder of Networks North, Inc. (the "Company") hereby constitutes and appoints Don Pagnutti and Mark Truman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution to vote all of the shares of stock of the Company that the undersigned would be entitled, if personally present, to vote at the meeting of shareholders of the Corporation to be held on August 31, 2000 at 10:00 a.m. at the offices of the Company, 14 Meteor Drive, Toronto, Ontario, Canada M9W 1A4, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.    Election of Directors:

      For all nominees listed below (except as marked to the contrary below)
      ---

      NOMINEES:      David Bolink, Cameron Chell, Gordon Herman, Frank Killoran,
                     Don Pagnutti, Peter Rona, Adrian P. Towning

      WITHHOLD AUTHORITY
      to vote for all nominees listed above ___

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

      --------------------

2. To approve the sale of US$3,000,000 of Convertible Debentures to VC Advantage Fund.

            For ____                Against ____                Abstain ________

3. To approve the increase in the number of shares of the Company's Common Stock that are subject to the Stock Option Plan from 1,000,000 to 20% of the outstanding common stock.

            For ______              Against ______          Abstain _______

4. To Approve the Appointment of Ernst & Young, Chartered Accountants, as Auditors, of the Company for fiscal year 2000.

            For ___                 Against ___             Abstain _______

                                          Dated:                         , 2000
                                                -------------------------

                                                --------------------------------